Exhibit 10.1

EXECUTION COPY
LOAN AGREEMENT
This LOAN AGREEMENT (this “Agreement”), dated as of February 8, 2011 (the “Effective Date”), is made by and between SEI, Inc., a Nevada corporation (the “Lender”), and Retail Ventures, Inc., an Ohio corporation (the “Borrower”).
1. Credit Facility.
1.1 Scope. This Agreement, unless otherwise agreed to in writing by the Lender and the Borrower or prohibited by any Legal Requirement (as defined herein), governs the Loans (as defined herein). The Loans shall be subject to the terms and conditions of this Agreement and the other Related Documents. Any procedures agreed to by the Lender shall not vary the terms or conditions of this Agreement or the other Related Documents regarding the Loans.
1.2 Loans.
(a) Subject to the terms and conditions set forth herein, the Lender hereby agrees to make revolving loans to the Borrower from time to time on and after the Effective Date and prior to the Maturity Date (any such revolving loan, a “Loan,” and such revolving loans collectively, the “Loans”); provided that (i) each Loan shall be in the minimum amount of $5,000,000, or in integral multiples of $1,000,000 in excess thereof, (ii) the principal amount of the Loans, in the aggregate, shall not exceed the sum of Thirty Million Dollars ($30,000,000), (iii) the Borrower shall provide the Lender with telephonic notice of the amount and the disbursement instruction of each Loan requested prior to 2:00 p.m. eastern time on the disbursement date requested (which shall be a business day), which instruction shall be confirmed in writing within twenty-four hours thereafter, and (iv) the Lender shall have no obligation to make any Loans at any time when a Default has occurred and is continuing or a fact or circumstance exists, which upon the giving of notice or a lapse of time would constitute a Default under this Agreement or a breach or default under any other Related Document. The parties acknowledge and agree that the Loans constitute indebtedness for U.S. federal income tax purposes and shall treat the Loans consistent therewith unless otherwise required to do so by law.
(b) Interest shall accrue on the outstanding principal amount of each Loan at a rate per annum equal to LIBOR plus 5.00%, which per annum rate of interest shall be calculated on a 360-day year basis and based on the actual number of days that elapse during the interest calculation period. Upon the occurrence and during the continuance of a Default (as defined herein), interest shall accrue on the unpaid balance of the Loan (including all accrued but unpaid interest, fees and costs) at the rate otherwise applicable to such Loan plus 2%, which per annum rate shall be calculated on a 360-day year basis and based on the actual number of days that elapse during the interest calculation period.
(c) Subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow the Loans.
(d) The proceeds of the Loans shall be used to provide for the ongoing working capital and general corporate needs of the Borrower.
1.3 Payments.
(a) All interest accruing on the Loan shall be due and payable in arrears on the last business day of each calendar year and on the Maturity Date. The unpaid principal amount of each Loan shall be due and payable on the earlier to occur of (i) the Maturity Date, (ii) the date that is two (2) business days after the occurrence of a merger of the Borrower with and into a Subsidiary of DSW, Inc. (the “Merger”), and (iii) the date on which the Loans shall be due and payable pursuant to the provisions of this Agreement, whether by acceleration or otherwise.

(b) Within five (5) business days following the receipt by Borrower of Net Cash Proceeds from (A) any sale, transfer or other disposition of any securities owned by the Borrower, (B) any dividend or other Distribution on account of any securities owned by the Borrower (including any options, warrants or other rights), or (C) any redemption, retirement, purchase or other acquisition of any security (including any options, warrants or other rights) of the Borrower or any of its Subsidiaries, the Borrower or such Subsidiary shall make a prepayment of the Loan in an amount equal to 100% of all Net Cash Proceeds received from all such dispositions or Distributions; provided that any such Net Cash Proceeds less than $250,000 in the aggregate received by the Borrower or any Subsidiary from any Person other than the Lender or its Affiliates shall not be subject to the prepayment requirement of this subsection 1.3(b). Nothing in this clause (b) shall be construed to permit any such sale, transfer or other disposition that is prohibited by any other provision of this Agreement. Any such prepayment amount shall not be re-advanced.
(c) At any time after the occurrence and during the continuance of a Default with respect to any payment of interest, principal, costs, fees, expenses or other Liability on the Loans or under any Related Document that is due or payable, the Borrower irrevocably authorizes the Lender, and the Lender shall have the right, to make any such payment or pay any such Liability or cause any such payment or such Liability to be made by offsetting, setting off or recouping any amount due from the Lender to the Borrower with respect to the exercise of any warrant the Lender or its Affiliates, including but not limited to SSC RVI, LLC, may hold that provides the Lender or its Affiliates a right to purchase from Borrower shares of the Borrower or DSW Inc. This right of offset, setoff and recoupment may be exercised at any time from time to time after the occurrence and during the continuance of any Default, without prior notice to or demand on the Borrower, and regardless of whether any Liabilities are contingent, unmatured or unliquidated. Any such payment shall not be re-advanced.
2. Definitions. As used in this Agreement, the following terms have the following respective meanings:
2.1 “Affiliate” means any Person which, directly or indirectly Controls or is Controlled by or under common Control with, another Person.
2.2 “Authorizing Documents” means certificates of authority to transact business, certificates of good standing, borrowing resolutions, appointments, officer’s certificates, certificates of incumbency, and other documents that empower and authorize or evidence the power and authority of all Persons (other than the Lender) executing each Related Document or their representatives to execute and deliver each Related Document and to perform the Person’s obligations thereunder.
2.3 “Control” as used with respect to any Person, means the power to direct or cause the direction of, the management and policies of that Person, directly or indirectly, whether through the ownership of Equity Interests, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
2.4 “Distribution” means any dividend, redemption and other distribution made to any Equity Owner, other than salary, bonuses, reimbursement of expenses and other compensation for services expended in the current accounting period.
2.5 “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
2.6 “Equity Owner” means a shareholder, partner, member, holder of a beneficial interest in a trust or other owner of any Equity Interests.
2.7 “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.
2.8 “Legal Requirement” means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of any foreign governmental authority, the United States of America, any state thereof, any political subdivision of any of the foregoing or any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Lender, the Borrower or any of its Subsidiaries or their respective Properties or any agreement by which any of them is bound.

2.9 “Liabilities” means all indebtedness, liabilities and obligations of every kind and character of the Borrower to the Lender under this Agreement or any other Related Document, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs, fees, and any monetary obligations (including interest) incurred hereunder or thereunder or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions hereof or thereof.
2.10 “LIBOR” means the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) announced or offered by PNC Bank, National Association as the daily London interbank offered rate for deposits denominated in dollars with a one-month maturity. In the event that such rate is not announced by PNC Bank, National Association, then “LIBOR” shall be the daily London interbank offered rate denominated in dollars with a one-month maturity as announced or offered by a financial institution or publication selected by the Lender, in its reasonable discretion.
2.11 “Lien” means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind.
2.12 “Maturity Date” means the second anniversary of the Effective Date.
2.13 “Net Cash Proceeds” means the cash proceeds actually received from a disposition, incurrence or issuance described in Section 1.3(b), net of any taxes payable in connection therewith and any other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.
2.14 “Note” means each promissory note or instrument now or hereafter evidencing the Loans.
2.15 “Organizational Documents” means, with respect to any Person, certificates of existence or formation, documents establishing or governing the Person or evidencing or certifying that the Person is duly organized and validly existing in accordance with all applicable Legal Requirements, including all amendments, restatements, supplements or modifications to such certificates and documents as of the date of the Related Document referring to the Organizational Document and any and all future modifications thereto.
2.16 “Permitted Investments” means (1) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (2) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial lending institution operating in the United States of America having capital and surplus in excess of $500,000,000.00; (3) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service; and (4) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs that are administered by financial institutions that have the highest rating obtainable from either Standard and Poor’s Corporation or Moody’s Investors Service.
2.17 “Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock association, association, Lender, business trust, trust, unincorporated organization, any foreign governmental authority, the United States of America, any state of the United States of America, including the District of Columbia and any political subdivision of any of the foregoing or any other form of entity.
2.18 “Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.
2.19 “Related Documents” means this Agreement and all loan agreements, credit agreements, Notes, reimbursement agreements, assignments and any other instruments or documents executed in connection with this Agreement or with any of the Liabilities.
2.20 “Subsidiary” means, as to any particular Person (the “parent”), a Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of the date of determination, as well as any other Person of which fifty percent (50%) or more of the Equity Interests is at the time of determination directly or indirectly owned, Controlled or held, by the parent or by any Person or Persons Controlled by the parent, either alone or together with the parent. Notwithstanding the foregoing, for purposes of this Agreement, the term “Subsidiary” shall not include DSW Inc.

3. Interpretations. Whenever possible, each provision of the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements. If any provision of any Related Document cannot be enforced, the remaining portions of such Related Document shall continue in effect. In the event of any conflict or inconsistency between this Agreement and the provisions of any other Related Document, the provisions of this Agreement shall control. Use of the term “including” does not imply any limitation on (but may expand) the antecedent reference. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document the amendment of which is otherwise restricted under any Related Document, without the Lender’s consent. Section headings are for convenience of reference only and do not affect the interpretation of this Agreement. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Whenever the Lender’s determination, consent, approval or satisfaction is required under this Agreement or the other Related Documents or whenever the Lender may at its option take or refrain from taking any action under this Agreement or the other Related Documents, the decision as to whether or not the Lender makes the determination, consents, approves, is satisfied or takes or refrains from taking any action, shall be in the sole and exclusive discretion of the Lender, and the Lender’s decision shall be final and conclusive, unless otherwise stated herein or in such other Related Document.
4. Conditions Precedent to Extensions of Credit.
4.1 Conditions to the Effective Date.
On or before the Effective Date and the making of any Loans, the Borrower shall deliver to the Lender, in form and substance reasonably satisfactory to the Lender:
(a) Loan Documents. Evidence of the execution and delivery of this Agreement, a Note, a closing certificate and any other documents which the Lender may reasonably require to give effect to the transactions described in this Agreement and the other Related Documents;
(b) Organizational and Authorizing Documents. The Organizational Documents and Authorizing Documents of the Borrower and any other Persons (other than the Lender) executing the Related Documents that at a minimum: (i) document the due organization, valid existence and good standing of the Borrower and every other Person (other than the Lender) that is a party to this Agreement or any other Related Document; (ii) evidence that each Person (other than the Lender) which is a party to this Agreement or any other Related Document has the power and authority to enter into the transactions described therein; and (iii) evidence that the Person signing on behalf of each Person that is a party to the Related Documents (other than the Lender) is duly authorized to do so;
(c) Representations. Certification that the representations of the Borrower and its Subsidiaries in the Related Documents are true on and as of the Effective Date;
(d) No Default. Certification that no Default or event that would constitute a Default but for the giving of notice, the lapse of time or both, has occurred in any provision of this Agreement or any other Related Documents and is continuing or would result from any extension of credit on the Effective Date;
(e) Additional Approvals, Opinions, and Documents. The Lender has received any other approvals, opinions and documents as it may reasonably request;
(f) Commitment Fee. A one-time commitment fee equal to 8.75% of the total commitment of the Lender under this Agreement; and
(g) No Prohibition or Onerous Conditions. The making of the Loan and any other extensions of credit is not prohibited by and does not subject the Lender, the Borrower or any of its Subsidiaries to any penalty or onerous condition under, any Legal Requirement.

4.2 Conditions to Loans.
The Lender shall not be required to make any Loan, unless on the applicable date of any borrowing of any Loan:
(a) There exists no Default or event that would constitute a Default but for the giving of notice, the lapse of time or both, in any provision of this Agreement or any other Related Document or would result from such Loan; and
(b) The representations and warranties contained in Section 7 shall be true and correct as of such date (except for such representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
5. Affirmative Covenants. The Borrower agrees to do, and cause each of its Subsidiaries to do, each of the following:
5.1 Insurance. Maintain insurance with financially sound and reputable insurers, with such insurance and insurers to be reasonably satisfactory to the Lender, covering its Property and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to the Lender, upon request of the Lender, reports on each existing insurance policy showing such information as the Lender may reasonably request.
5.2 Existence. Except to the extent failure to do so would not materially affect the business, assets, affairs, prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole, (i) maintain its existence and business operations as presently in effect in accordance with all applicable Legal Requirements (provided, however, that consummation of the Merger shall not be deemed a violation of this Section 5.2(i)), (ii) pay its debts and obligations when due under normal terms, and (iii) pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Lender’s request, adequate funds or security has been pledged or reserved to insure payment.
5.3 Financial Records. Maintain proper books and records of account, in accordance with GAAP, and consistent with the financial statements previously submitted to the Lender. Promptly upon the Lender’s reasonable request, provide the Lender with true and correct copies of any financial statements or other financial information prepared by the Borrower (or on its behalf).
5.4 Notices of Claims, Litigation, Defaults, etc. Promptly inform the Lender in writing of: (1) all existing and all threatened (in writing) litigation, claims, investigations, administrative proceedings and similar actions or changes in Legal Requirements affecting it which could materially affect the business, assets, affairs, prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole; and (2) the occurrence of any event which gives rise to a Default.
5.5 Title to Assets and Property. Maintain good and marketable title to all of its Properties, and defend them against all claims and demands of all Persons at any time claiming any interest in them, except, in each case, to the extent failure to do so is not reasonably likely to materially and adversely affect the business, assets, affairs, prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole.
5.6 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between it and any other Person, except to the extent failure to do so is not reasonably likely to materially and adversely affect the business, assets, affairs, prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole, provided, however, that this covenant shall not apply to the Merger Agreement.
5.7 Use of Proceeds. Use the proceeds of each Loan in accordance with Section 1.2(d).
5.8 Additional Assurances. Promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Lender may reasonably request to evidence any of the Loans, cure any defect in the execution and delivery of any of the Related Documents, comply with any Legal Requirement applicable to the Lender or the Loans or describe more fully particular aspects of the agreements set forth or intended to be set forth in any of the Related Documents.

6. Negative Covenants.
6.1 Unless otherwise noted, the financial requirements set forth in Section 6.2 will be computed in accordance with GAAP applied on a basis consistent with the financial statements previously submitted by the Borrower to the Lender.
6.2 Without the written consent of the Lender and other than in connection with the Merger, the Borrower will not and no Subsidiary of the Borrower will:
(a) Distributions. Other than in connection with a cashless exercise of outstanding restricted stock or options of the Borrower, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower from a Subsidiary, declare or pay any Distributions.
(b) Sale of Equity Interests. Issue, sell or otherwise dispose of its Equity Interests, other than (1) the issuance of the common stock of the Borrower upon exercise of warrants outstanding as of the date hereof, (2) the issuance of stock options to directors of the Borrower in the ordinary course of business and consistent with past practice or (3) any issuance under the Indenture, dated as of August 16, 2006 (the “PIES Indenture”) between the Borrower and HSBC Bank USA, National Association, the Notes and the Collateral Agreement (as defined in the PIES Indenture) related to the 6.625% Mandatorily Exchangeable Notes due September 15, 2011.
(c) Debt. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, obligations under capital leases, or any guarantee of the indebtedness of another Person other than (1) indebtedness owing to the Lender, (2) the indebtedness and guarantees set forth in Schedule 6.2(c) attached hereto, and (3) endorsement of drafts for deposit and collection in the ordinary course of business.
(d) Liens. Create or permit to exist any Lien on any of its Property except: (1) existing Liens set forth on Schedule 6.2(d) attached hereto and approved by the Lender; (2) Liens in favor of the Lender; (3) Liens incurred in the ordinary course of business securing current liabilities for taxes, worker’s compensation, unemployment insurance, social security and pension liabilities that are (x) not overdue by more than 30 days or (y) that are being contested in good faith and, at the Lender’s request, adequate funds or security has been pledged or reserved to insure payment; (4) purchase money security interests which secure any purchase money indebtedness permitted under this Agreement; (5) statutory Liens of landlords, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that secure obligations that (x) are not overdue by more than 30 days or (y) are being contested in good faith and, at the Lender’s request, adequate funds or security has been pledged or reserved to insure payment; (6) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that do not secure indebtedness and do not materially and adversely affect the use of the Property subject thereto; (7) Liens securing indebtedness permitted under Section 6.2(c) hereof to the extent Liens have been granted prior to the Effective Date; (8) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit or commodity trading or brokerage accounts or other funds maintained with a creditor depository institution; (9) leases and licenses granted in the ordinary course of business; and (10) Liens that are contractual rights of setoff under agreements entered into in the ordinary course of business.
(e) Use of Proceeds. Use, or permit any proceeds of the Loan to be used, directly or indirectly, for the purpose of “purchasing or carrying any margin stock” within the meaning of Federal Reserve Board Regulation U. At the Lender’s request, the Borrower will furnish a completed Federal Reserve Board Form U-1.
(f) Continuity of Operations. (1) Engage in any business activities substantially different from those in which it is presently engaged and related activities; (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other Person, change its name, dissolve, or sell any assets out of the ordinary course of business; (3) enter into any arrangement with any Person providing for the leasing by it of Property which has been sold or transferred by it to such Person; or (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses.
(g) Conflicting Agreements. Enter into any agreement containing any provision that would be violated or breached by the performance of its obligations under this Agreement or any of the other Related Documents.

(h) Limitation on Loans, Advances to and Investments in Others and Receivables from Others. Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) investments in cash and Permitted Investments; (2) loans, advances, investments and receivables existing as of the date of this Agreement set forth on Schedule 6.2(h) attached hereto; (3) investments in Subsidiaries of the Borrower existing as of the date hereof; and (4) guarantees permitted by Section 6.2(c).
(i) Organizational Documents. Alter, amend or modify any of its Organizational Documents, except in connection with the Merger.
(j) Government Regulation. (1) Be or become subject at any time to any Legal Requirement or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to it or from otherwise conducting business with it, or (2) fail to provide documentary and other evidence of its identity as may be requested by the Lender at any time to enable the Lender to verify its identity or to comply with any applicable Legal Requirement, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
(k) Prepayments of other Indebtedness. Pay or make, or agree to pay or make, directly or indirectly, any payment of or in respect of principal of any indebtedness owed by the Borrower or any of its Subsidiaries, other than (i) regularly scheduled or other mandatory payments as and when due in respect of any such indebtedness, (ii) refinancings of such indebtedness to the extent permitted hereunder and (iii) payments and prepayments of indebtedness of the Borrower or any Subsidiary which is owed to the Borrower or any Subsidiary.
(m) Subsidiaries. Form, create or acquire any Subsidiary.
7. Representations and Warranties.
7.1 To induce the Lender to enter into this Agreement and to make each Loan, the Borrower represents and warrants as of the date of this Agreement and, except as otherwise provided below, as of the date of each Loan hereunder, that each of the following statements is true and correct:
(a) The execution and delivery of this Agreement and the other Related Documents to which it is a party, and the performance of the obligations they impose, do not violate any Legal Requirement, conflict with any agreement by which it is bound, or require the consent or approval of any other Person.
(b) This Agreement and the other Related Documents have been duly authorized, executed and delivered by all parties thereto (other than the Lender) and are valid and binding agreements of those Persons, enforceable according to their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(c) All balance sheets, profit and loss statements, and other financial statements and other financial information furnished to the Lender in connection with the Liabilities are accurate in all material respects and fairly reflect the financial condition of the Persons to which they apply in all material respects on their effective dates.
(d) As of the Effective Date, no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) which involves claims in excess of $1,000,000 in the aggregate is pending or threatened against it in writing, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Lender in writing, and no other event has occurred which, in any one case or in the aggregate, would materially adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower and its Subsidiaries, taken as a whole.
(e) All of its tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by it in good faith and for which adequate reserves have been provided.
(f) The execution and delivery of this Agreement and the other Related Documents to which it is a party and the performance of the obligations they impose (i) are within its corporate powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its Organizational Documents or other material agreement or document governing its affairs.

8. Default/Remedies.
8.1 Events of Default/Acceleration. If any of the following events occurs (each, a “Default”), all Loans shall become due immediately, at the Lender’s option:
(a) The Borrower fails to pay when due (i) the principal amount or any interest of the Loans or (ii) any of the other Liabilities or any other debt to any Person, or any amount payable with respect to any of the Liabilities, or under the Note, any other Related Document, or any agreement or instrument evidencing other debt to any Person and such failure continues for five (5) business days.
(b) The Borrower: (i) fails to observe or perform or otherwise violates any term, covenant, condition or agreement of Section 5.2, 5.7, or 6.2 of this Agreement; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Lender; or (iii) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Related Documents) and the effect of such default will allow the creditor to declare the debt due before its stated maturity.
(c) The Borrower fails to observe or perform or otherwise violates any term, covenant, condition or agreement of any provision of this Agreement (other than as set forth in any other subsection of this Section 8.1) or any other Related Document and any such failure continues for thirty (30) days or more;
(d) The Borrower or any of its Subsidiaries: (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its Property; (iv) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; or (v) conceals or removes any of its Property, with intent to hinder, delay or defraud any of its creditors.
(e) A custodian, receiver, or trustee is appointed for the Borrower or any of its Subsidiaries or for a substantial part of their respective Property.
(f) The Borrower or any of its Subsidiaries, without the Lender’s written consent: (i) liquidates or is dissolved; (ii) merges or consolidates with any other Person; (iii) leases, sells or otherwise conveys a substantial part of its assets or business outside the ordinary course of its business; (iv) leases, purchases, or otherwise acquires a substantial part of the assets of any other Person, except in the ordinary course of its business; or (v) agrees to do any of the foregoing; provided, however, that (i) the Merger shall be permitted and (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower, or with the Borrower, so long as the Borrower is the survivor.
(g) Proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against the Borrower or any of its Subsidiaries and such proceedings remain undismissed for thirty (30) days after commencement; or the Borrower or any of its Subsidiaries consents to the commencement of those proceedings.
(h) Any final, non-appealable judgment is entered against the Borrower or any of its Subsidiaries or any of the Property of such Persons, or any attachment, seizure, sequestration, levy, or garnishment is issued against any Property of the Borrower or any of its Subsidiaries and when added to any other judgment, attachment, seizure, sequestration, levy, or garnishment, the amount of the same exceeds $1,000,000 in the aggregate.
(i) The market price of the common Equity Interests owned by the Borrower in DSW, Inc. traded on the New York Stock Exchange shall close at a price less than $20.00 per share for a period of five (5) or more consecutive business days or for any five (5) business days within any period of ten (10) consecutive business days.

8.2 Remedies. At any time after the occurrence of a Default, the Lender may do one or more of the following: (a) cease permitting the Borrower to incur any Liabilities; (b) terminate any commitment of the Lender evidenced by this Agreement; (c) declare the indebtedness under this Agreement and any Note, to be immediately due and payable, without notice of acceleration, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff that the Lender may have contractually, by law, in equity or otherwise; and (e) exercise any and all other rights pursuant to any of the Related Documents, at law, in equity or otherwise; provided, however, that upon the occurrence of any event specified in subsection 8.1(d), 8.1(e) or 8.1(g) above, the unpaid principal amount of the Loans and all interest and other amounts as set forth in this Agreement shall automatically become due and payable without further act of the Lender.
8.3 Generally. The rights of the Lender under this Agreement and the other Related Documents are in addition to other rights (including without limitation, other rights of setoff) the Lender may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Lender.
8.4 Expenses. To the extent not prohibited by applicable Legal Requirements and whether or not the transactions contemplated by this Agreement are consummated, the Borrower is liable to the Lender and agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Related Documents, the making, servicing and collection of the Loans and any other amounts owed under the Related Documents, including without limitation reasonable attorneys’ fees and court costs. These costs and expenses include without limitation any out-of-pocket costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding involving the Borrower or any of its Subsidiaries, or the Property of the Borrower or any of its Subsidiaries. The obligations of the Borrower under this section shall survive the termination of this Agreement.
9. Miscellaneous.
9.1 Notice. Any notices and demands under or related to this Agreement shall be in writing and delivered to the Borrower at its address stated in this Agreement, and if to the Lender, at its address specified in this Agreement, by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand; (b) on the business day after the day of deposit with a nationally recognized courier service; or (c) on the third business day after the notice is deposited in the mail. Any party may change its address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.
9.2 No Waiver. No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The making of a Loan during the existence of any Default or subsequent to the occurrence of a Default or when all conditions precedent have not been met shall not constitute a waiver of the Default or condition precedent. No waiver or indulgence by the Lender of any Default is effective unless it is in writing and signed by the Lender, nor shall a waiver on one occasion bar or waive that right on any future occasion.
9.3 Integration. This Agreement, the Note, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this Agreement or the Note, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Agreement, the Note and the other Related Documents in any other jurisdiction.
9.4 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Agreement may be brought by the Lender in any state or federal court located in the State of Ohio, as the Lender in its sole discretion may elect. By the execution and delivery of this Agreement, the Borrower submits to and accepts, for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.

9.5 Survival of Representations and Warranties. The Borrower understands and agrees that in extending the Loans, the Lender is relying on all representations, warranties, and covenants made by the Borrower in this Agreement or in any certificate or other instrument delivered by the Borrower to the Lender under this Agreement or in any of the other Related Documents. The Borrower further agrees that regardless of any investigation made by the Lender, all such representations, warranties and covenants will survive the making of the Loans and delivery to the Lender of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Liabilities shall be paid in full.
9.6 Non-Liability of the Lender. The relationship between the Borrower on one hand and the Lender on the other hand shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Borrower under this Agreement. The Lender undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.
9.7 Indemnification of the Lender. The Borrower agrees to indemnify, defend and hold the Lender, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys’ fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to the Loans, the Liabilities under this Agreement or any other Related Documents, except to the limited extent that the Claims are proximately caused by the Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this Agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.
9.8 No Offset by the Borrower. The Borrower hereby acknowledges that it may enter into agreements and contractual obligations with the Lender or its Affiliates and agreements in connection therewith, make advances or other transfers to the Lender, may be the beneficiary of representations and warranties from the Lender or otherwise do business with the Lender, and as a result thereof the Lender may become obligated to the Borrower (collectively the “Lender Liabilities”). With respect to the Lender’s obligations to pay any Lender Liability, the Borrower (i) waives and relinquishes all rights or claims of offset, setoff, counterclaim or other recoupment that it might otherwise assert premised upon or related to the Loans, this Agreement, or any other Related Document, (ii) agrees not to withhold payment under this Agreement or any other Related Document because of any default or breach by the Lender in the payment of any Lender Liability, and (iii) agrees to pay to the Lender the Liabilities in the full amount without any deduction for offset, set off, counterclaim or recoupment.
9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.
9.10 Advice of Counsel. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this Agreement and any other Related Documents.
9.11 Maximum Rate. Notwithstanding anything to the contrary contained in any of the Related Documents, the interest paid or agreed to be paid under the Related Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Note or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Liabilities hereunder.
9.12 Reinstatement. The Borrower agrees that to the extent any payment or transfer is received by the Lender in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or transferred by the Lender or paid or transferred over to a trustee, receiver or any other entity, whether under any proceeding or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this Agreement and the Note shall continue to be effective or shall be reinstated, as the case may be, even if all those Liabilities have been paid in full and whether or not the Lender is in possession of the Note, and whether any Note, has been marked, paid, released or cancelled, or returned to the Borrower and, to the extent of the payment, repayment or other transfer by the Lender, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. The obligations of the Borrower under this section shall survive the termination of this Agreement.

9.13 Assignments. The Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Agreement or the Note to one or more purchasers whether or not related to the Lender.
9.14 Waivers. The Borrower and each of its Subsidiaries waives (a) any right to receive notice of the following matters before the Lender enforces any of its rights: (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Lender takes regarding any Person or any of the Liabilities, that it might be entitled to by law or under any other agreement; (b) the benefit of any statute of limitations affecting liability of the Borrower or any of its Subsidiaries or the enforcement hereof; (c) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Borrower and each of its Subsidiaries consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, the Borrower or any of its Subsidiaries. The Lender may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of this Agreement or the Note is effective unless it is in writing and signed by the Person against whom it is being enforced.
9.15 WAIVER OF SPECIAL DAMAGES. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
9.16 JURY WAIVER. THE BORROWER AND THE LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Each of the parties has signed this Agreement as of the date set forth in the preamble above.

BORROWER: RETAIL VENTURES, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Its:	Chief Executive Officer, Chief Financial Officer President and Treasurer
Notice address:
4150 E. Fifth Avenue
Columbus, OH 43219
Attn: James McGrady

LENDER: SEI, INC.

By:	/s/ Brian Strayton
	Name:	Brian Strayton
	Its:	Treasurer
Notice Address:
4300 E. Fifth Avenue
Columbus, OH 43219
Facsimile: (614) 443-0972
Attention: General Counsel
[LOAN AGREEMENT SIGNATURE PAGE]